                                                                    EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


September 7, 2001

Dear Sir/Madam:

We have read Item 4[a] included in the Form 8-K dated September 6, 2001 of Transcend Services, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP



Copy to:
Mr. Larry Gerdes, CEO, Transcend Services, Inc.